Exhibit 10.3

PATRIOT COAL CORPORATION

DEBTOR-IN-POSSESSION
PLEDGE AND SECURITY
AND INTERCREDITOR AGREEMENT

dated as of July 11, 2012

between

EACH OF THE GRANTORS PARTY HERETO,

CITIBANK, N.A.,
as Revolving Agent and as First Out Term Agent

and

BANK OF AMERICA, N.A.,
as Second Out Term Agent

TABLE OF CONTENTS
Page

ARTICLE 1
Definitions; Grant of Security

Section 1.01.	General Definitions	2
Section 1.02.	Definitions; Interpretation	11

ARTICLE 2
Grant Of Security

Section 2.01.	Grant of Security in Revolving Collateral	12
Section 2.02.	Certain Limited Exclusions to Revolving Collateral	12
Section 2.03.	Grant of Security in Term Collateral	13
Section 2.04.	Certain Limited Exclusions to Term Collateral	14

ARTICLE 3
Security For Obligations; Priorities

Section 3.01.	Security for Obligations	15
Section 3.02.	Continuing Liability Under Collateral	15
Section 3.03.	Lien Priorities	16
Section 3.04.	Contesting Liens	16

ARTICLE 4
Certain Perfection Requirements

Section 4.01.	Delivery Requirements	16
Section 4.02.	[Reserved]	17
Section 4.03.	Intellectual Property Recording Requirements	17
Section 4.04.	Other Actions	17

ARTICLE 5
Representations And Warranties

Section 5.01.	Grantor Information & Status	18
Section 5.02.	Collateral Identification, Special Collateral	18
Section 5.03.	Ownership of Collateral and Absence of Other Liens	19
Section 5.04.	Status of Security Interests	19
Section 5.05.	Goods & Receivables	19
Section 5.06.	Pledged Equity Interests, Investment Related Property	20
Section 5.07.	Intellectual Property	20

ARTICLE 6
Covenants And Agreements

Section 6.01.	Grantor Information & Status	21
Section 6.02.	Collateral Identification; Special Collateral	22
Section 6.03.	Ownership of Collateral and Absence of Other Liens	22
Section 6.04.	Status of Security Interests	22
Section 6.05.	Goods & Receivables	23

i

SCHEDULE 5.1 —	GENERAL INFORMATION
SCHEDULE 5.2 —	COLLATERAL IDENTIFICATION
SCHEDULE 5.5 —	GOVERNMENT RECEIVABLES; LOCATION OF EQUIPMENT AND INVENTORY
SCHEDULE 6.9 —	AS-EXTRACTED COLLATERAL

EXHIBIT A — PLEDGE SUPPLEMENT
EXHIBIT B — TRADEMARK SECURITY AGREEMENT
EXHIBIT C — COPYRIGHT SECURITY AGREEMENT
EXHIBIT D — PATENT SECURITY AGREEMENT

This DEBTOR-IN-POSSESSION PLEDGE AND SECURITY AND INTERCREDITOR AGREEMENT, dated as of July 11, 2012 (this “Agreement”), between PATRIOT COAL CORPORATION (the “Borrower”), each of the subsidiaries of the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Borrower, the “Grantors”), CITIBANK, N.A. as administrative collateral agent for the Revolving Secured Parties (as defined in the First Out Credit Agreement referenced below) (in such capacity, together with its successors and permitted assigns, the “Revolving Agent”) and as administrative and collateral agent for the Term Secured Parties (as defined in the First Out Credit Agreement referenced below) (in such capacity, together with its successors and permitted assigns, the “First Out Term Agent”) and, BANK OF AMERICA, N.A., as administrative and collateral agent for the Second Out Secured Parties (as defined in the Second Out Credit Agreement referenced below) (in such capacity, together with its successors and permitted assigns, the “Second Out Term Agent”, and together with the First Out Term Agent, the “Term Agents”), and BANK OF AMERICA, N.A., in its capacity as Collateral Sub-Agent (as defined below).

RECITALS:

WHEREAS, reference is made to that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of the date hereof (as it may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “First Out Credit Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower, the lenders under the revolving facility party thereto from time to time (the “Revolving Lenders”), the lenders under the term loan facility (the “First Out Term Lenders) Citibank, N.A., in its capacity as administrative agent, the Revolving Lenders and the First Out Term Lenders.

WHEREAS, reference is made to that certain Amended and Restated Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Second Out Credit Agreement”), by and among Borrower, the lenders party thereto from time to time (the “Second Out Term Lenders”), Bank of America N.A., in its capacity as administrative agent (the “Second Out Term Agent”) and a letter of credit issuer thereunder.

WHEREAS, subject to the terms and conditions of the First Out Credit Agreement, certain Grantors have or may from time to time enter into one or more Secured Hedge Agreements with one or more Hedge Banks and one or more Secured Cash Management Agreements with one or more Cash Management Banks;

WHEREAS, in consideration of (i) the extensions of credit and other accommodations of  the Revolving Lenders, the First Out Lenders, Hedge Banks and Cash Management Banks as set forth in the First Out Credit Agreement, the Secured Hedge Agreements and Secured Cash Management Agreements, respectively, and (ii) the extensions of credit and other accommodations of the Second Out Term Lenders as set forth in the Second Out Credit Agreement, each Grantor has agreed to supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interests, pledge and Liens granted thereunder, and secure such Grantor’s obligations (x) under the First Out Loan Documents, the Secured

Hedge Agreements and the Secured Cash Management Agreements and (y) under the Second Out Loan Documents, in each case, as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and each Agent agrees as follows:

ARTICLE 1
Definitions; Grant of Security

Section 1.01. General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.03.

“Agents” shall mean, collectively, the Term Agents and the Revolving Agent.

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Collateral” shall have the meaning given to such term in the First Out Credit Agreement.

“Cash Management Banks” shall have the meaning given to such term in the First Out Credit Agreement.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral” shall mean, collectively, the Revolving Collateral and the Term Collateral.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic

Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue with respect to any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether or not the underlying works of authorship have been published, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the rights to sue or otherwise recover for past, present and future infringements thereof, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Default Remedies” means (a) all rights and remedies of any Secured Party in respect of (i) any Collateral, the exercise of which is contingent upon default or Event of Default (however defined) and (ii) any Collateral constituting Real Property, including, for the avoidance of doubt, all rights of the First Out Term Secured Parties under Article 8 of the First Out Credit Agreement and all rights of the Second Out Secured Parties under Article 7 of the Second Out Credit Agreement, in each case, whether arising pursuant to the First Out Credit Agreement, the Second Out Credit Agreement, the First Out Collateral Documents, the Second Out Collateral Documents, the Orders or applicable law and (b) all rights of first refusal and all credit bid rights of any Secured Party with respect to any sales or dispositions of Collateral, whether arising pursuant to the First Out Credit Agreement, the Second Out Credit Agreement, the First Out Collateral Documents, the Second Out Collateral Documents, the Orders or applicable law.  “Default Remedies” shall include any agreement by the First Out Term Agent or Revolving Agent with any Grantor pursuant to which such Grantor has agreed to commence the sale of any Collateral under Section 363 of the Bankruptcy Code in lieu of exercising secured creditor remedies.

“Defaulting Creditor” shall have the meaning given to such term in Section 11.05(c).

“Disposition” shall have the meaning given to such term in the First Out Credit Agreement.

“Existing Credit Agreement” shall mean that certain Pledge and Security Agreement, dated as of October 31, 2007, among the grantors named therein and Bank of America, N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time).

“Existing Security Agreement” shall have the meaning given to such term in Section 15.05.

“First Out Collateral Documents” shall mean the “Collateral Documents” as defined in the First Out Credit Agreement.

“First Out Credit Agreement” shall have the meaning set forth in the recitals.

“First Out Loan Documents” shall mean the “Loan Documents” as defined in the First Out Credit Agreement.

“First Out Term Agent” shall have the meaning set forth in the preamble; provided, that after the First Out Term Termination Date, references to the First Out Term Agent shall be deemed to be references to the Second Out Term Agent where the context requires.

“First Out Term Lenders” shall have the meaning set forth in the recitals.

“First Out Term Obligations” shall mean the “Term Facility Obligations” as such term is defined in the First Out Credit Agreement.

“First Out Term Secured Parties” shall mean “Term Secured Parties” as such term is defined in the First Out Credit Agreement.

“First Out Termination Date” shall mean the date on which all First Out Term Obligations are Paid in Full.

“Grantors” shall have the meaning set forth in the preamble.

“Hedge Banks” shall have the meaning given to such term in the First Out Credit Agreement.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether any Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses, and the right to sue or otherwise recover for past, present and future infringement, misappropriation, dilution or other impairment or violation thereof, including the right to receive all Proceeds therefrom, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Investment Accounts” shall mean the Securities Accounts and Commodities Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Majority Holder” shall have the meaning set forth in Article 12.

“Material Contracts” means the Related Documents (as defined in the First Out Credit Agreement).

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral which is material to the business of any Grantor.

“Maximum First Out Principal Amount” means, as of any date of determination, (a) $525,000,000 minus (b) the sum of all principal payments of Term Loans (including voluntary and mandatory prepayments) and permanent reductions of Revolving Credit Commitments after the date hereof plus (c) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the First Out Loan Documents or as contemplated by the Syndication Letter, whether or not the same are added to the principal amount of the First Out Term Obligations and including the same as would accrue and become due but for the commencement of the Cases, whether or not such amounts are allowed or allowable in whole or in part by the Bankruptcy Court.

“Obligations” shall mean, collectively, the Revolving Obligations and the Term Obligations.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations and (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents.

 “Patent Licenses” shall mean all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue with respect to any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, inventions or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all improvements thereto, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Permitted Second Out Obligation Payments” means (a) regularly scheduled payments of accrued interest and fees on the Second Out Term Obligations due and payable on a non-accelerated basis in accordance with the terms of the Second Out Loan Documents, (b) mandatory prepayments of principal together with all accrued and unpaid interest and fees to the date of such repayment on the amount prepaid on the Second Out Term Obligations in accordance with the terms of Section 2.06(b)(v) or 2.06(b)(vi) of the First Out Credit Agreement; provided, however, that no mandatory prepayments of principal permitted pursuant to this clause (b) in accordance with the terms of Section 2.06(b)(v) of the First Out Credit Agreement shall be applied to the Second Out Term Obligations during the continuance of any Event of Default (as defined in the First Out Credit Agreement) or upon the sale of all or substantially all the assets of the Grantors and (c) payments of costs, expenses and indemnities of the Second Out Term Agent payable or reimbursable by the Loan Parties under the Second Out Loan Documents.

“Pledge Supplement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation rights, title or interests in any equity or profits of any business entity, whether or not certificated, including, without limitation, any trust.

“Pledged LLC Interests” shall mean all rights, title and interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time), all rights, title and interest under any limited liability company agreement and the certificates, if any, representing such limited liability company interests and any right, title and interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time), and all right, title and interest in, to and under any partnership agreement and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Purchase Date” means the date on which a purchase pursuant Article 11 is consummated.

“Purchase Event” shall have the meaning given to such term in Section 11.01.

“Purchase Notice” shall have the meaning given to such term in Section 11.02.

“Purchase Obligations” shall have the meaning given to such term in Section 11.01(a)(ii).

“Purchase Price” shall have the meaning given to such term in Section 11.03(a)(ii).

“Purchasing Creditors” shall have the meaning given to such term in Section 11.02(a).

“Real Property Lease” shall have the meaning given to such term in the First Out Credit Agreement.

“Real Property” shall have the meaning given to such term in the First Out Credit Agreement.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivable Records.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of the First Out Obligations or the Revolving Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.

“Revolving Agent” shall have the meaning set forth in the preamble.

“Revolving Cash Collateral Account” shall mean any account established by the Revolving Agent that is a “Revolving Collateral Account” as such term is defined in the First Out Credit Agreement.

“Revolving Cash Proceeds” shall have the meaning assigned in Section 9.07.

“Revolving Collateral” shall have the meaning given to such term in Section 3.01.

“Revolving Liens” shall mean, collectively, the fully perfected Liens on the Revolving Collateral to secure securing the Revolving Obligations, subject in priority only to Liens permitted under the First Out Credit Agreement and the Interim Order (and, when applicable, the Final Order).

“Revolving Obligations” shall mean all “Revolving Credit Facility Obligations” and all “Related Obligations” as such terms are defined in the First Out Credit Agreement.

“Revolving Secured Parties” shall have the meaning given to such term in the First Out Credit Agreement.

“Revolving Termination Date” shall mean the date on which all Revolving Obligations have been Paid in Full.

“Second Out Collateral Documents” shall mean the “Collateral Documents” as defined in the Second Out Credit Agreement.

“Second Out Credit Agreement” shall have the meaning set forth in the recitals.

“Second Out Loan Documents” shall mean the “Loan Documents” as defined in the Second Out Credit Agreement.

“Second Out Term Agent” shall have the meaning set forth in the preamble.

“Second Out Term Obligations” shall mean the “Obligations” as such term is defined in the Second Out Credit Agreement.

“Second Out Term Secured Parties” shall mean the “Secured Parties” as defined in the Second Out Credit Agreement.

“Second Out Termination Date” shall mean the date on which all Second Out Term Obligations are Paid in Full.

“Secured Cash Management Agreements” shall have the meaning given to such term in the First Out Credit Agreement.

“Secured Hedge Agreements” shall have the meaning given to such term in the First Out Credit Agreement.

“Secured Parties” shall mean, collectively, the Term Secured Parties and the Revolving Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Standstill Period” shall have the meaning given to such term in Section 10.04(c)(ii)(A).

“Syndication Letter” shall mean that certain Syndication Letter dated as of the date hereof by and between Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Borrower.

“Term Agents” shall have the meaning set forth in the preamble.

 Term Cash Collateral” shall mean any cash or Cash Equivalents in any Term Cash Collateral Account.

“Term Cash Collateral Account” shall mean any account established by the Revolving Agent that is a “Term Facility Collateral Account” as such term is defined in the First Out Credit Agreement.

“Term Cash Proceeds” shall have the meaning assigned in Section 9.07.

“Term Collateral” shall have the meaning given to such term in Section 3.03.

“Term Obligations” shall mean, collectively, the First Out Term Obligations and the Second Out Term Obligations.

“Term Secured Parties” shall mean the First Out Term Secured Parties and the Second Out Term Secured Parties.

“Term Termination Date” shall mean the date on which all Term Obligations have been Paid in Full.

“Trade Secret Licenses” shall mean any and all agreements (whether or not in writing) providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue or otherwise recover for past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue or permitting co-existence with respect to any Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill of the foregoing, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Type” means either (i) Revolving Collateral or (ii) Term Collateral, as the case may be.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.02. Definitions; Interpretation.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Investment Property, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the recitals and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the First Out Credit Agreement (or if the context requires, the Second Out Credit Agreement). The incorporation by reference of terms defined in the First Out Credit Agreement and the Second Out Credit Agreement shall survive any termination of such agreements until this agreement is terminated as provided in Article 12 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the First Out Credit Agreement, the First Out Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE 2
Grant Of Security

Section 2.01. Grant of Security in Revolving Collateral.  In addition to the security interest set forth in the Interim Order (and, when applicable, the Final Order) and subject to Section 2.02(a), each Grantor hereby grants to (i) the Revolving Agent for the benefit of the Revolving Secured Parties, (ii) the First Out Term Agent for the benefit of the First Out Term Secured Parties and (iii) the Second Out Term Agent for the Second Out Term Secured Parties, in each case, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following personal property of such Grantor, in each case whether now owned or existing or hereafter acquired, created or arising and wherever located (all of which being hereinafter collectively referred to as the “Revolving Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Deposit Accounts;

(d) Securities Accounts, Commodities Accounts and all Commodities Contracts and Investment Property related thereto;

(e) Money;

(f) Receivables and Receivable Records; and

(g) to the extent related evidencing, governing, securing or otherwise relating to the items referred to in the preceding clauses (a) though (f), General Intangibles, Documents, Instruments, and, to the extent not otherwise included above, Collateral Records, Collateral Support and Supporting Obligations; and

(h) all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 2.02. Certain Limited Exclusions to Revolving Collateral.  (a) Except as set forth in the Interim Order (and, when applicable, the Final Order), in no event shall the Revolving Collateral include or the security interests granted under Section 2.01 attach to (i) any Term Cash Collateral Account, (ii) any Proceeds of property that was Term Collateral when such

Proceeds arose to the extent such Proceeds are segregated and distinguishable from other property of such Loan Party and (ii) any assets currently securing the obligations under the Existing Credit Agreement.

(b) Notwithstanding the foregoing, the creation (other than by this Agreement or the Orders) or perfection (other than by the Orders) of pledges of or security interests in particular assets shall not be required if, and for so long as, in the reasonable judgment of the Revolving Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance in respect of such assets shall be excessive in view of the benefits to be obtained by the Revolving Secured Parties therefrom.

Section 2.03. Grant of Security in Term Collateral.  In addition to the security interest set forth in the Interim Order (and, when applicable, the Final Order) and subject to Section 2.04(a), each Grantor hereby grants to (i) the Revolving Agent for the benefit of the Revolving Secured Parties, (ii) the First Out Term Agent for the benefit of the First Out Term Secured Parties and (iii) the Second Out Term Agent for the Second Out Term Secured Parties, in each case, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all real and personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired, created or arising and wherever located (all of which being hereinafter collectively referred to as the “Term Collateral”):

(a) As-Extracted Collateral;

(b) Documents;

(c) General Intangibles (including, for the avoidance of doubt, each Material Contract);

(d) Goods (including, without limitation, Equipment and Inventory (which, for the avoidance of doubt, shall include Coal));

(e) Instruments;

(f) Insurance;

(g) Intellectual Property;

(h) Investment Related Property;

(i) Letter of Credit Rights;

(j) Vehicles;

(k) Commercial Tort Claims now or hereafter described on Schedule 5.2;

(l) Term Cash Collateral Accounts;

(m) to the extent constituting an investment of Term Cash Collateral, General Intangibles, Documents, and Instruments;

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(o) all Real Property (including, for the avoidance of doubt, all Real Property Leases);

(p) all property of any Grantor held by any Term Agent or any other Term Secured Party, including all property of every description, in the possession or custody of or in transit to such Term Agent or such Term Secured Party for any purpose including safekeeping collection or pledge for the account of such Grantor or as to which Grantor might have any right or voting power; and

(q) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 2.04. Certain Limited Exclusions to Term Collateral.  (a) Except as set forth in the Interim Order (and, when applicable, the Final Order), in no event shall the Term Collateral include or the security interests granted under Section 2.03 hereof attach to (i) any of the outstanding capital stock of a CFC in excess of 66% of the voting power of all classes of capital stock of such CFC entitled to vote; (ii) any intent-to-use application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law; (iii) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the First Out Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such money obligation or Capital Lease Obligation validly prohibits the creation of any other Lien in such Equipment; (iv) any Revolving Collateral; or (v) any other assets excluded under Section 7(h) of the Interim Order (and, when applicable, the comparable section of the Final Order).

(b) Notwithstanding the foregoing, the creation (other than by this Agreement or the Orders) or perfection (other than by the Orders) of pledges of or security interests in, or the obtaining of title insurance with respect to, particular assets shall not be required if, and for so long as, in the reasonable judgment of the First Out Term Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance in respect of such assets shall be excessive in view of the benefits to be obtained by the First Out Term Secured Parties therefrom; provided that it is hereby acknowledged that unless and until requested by the First Out Term Agent, no Grantor shall be required to take steps to perfect the security interest granted hereunder by indicating such security interest on the certificate of title for any Vehicle or other asset that is covered by a certificate of title.

ARTICLE 3
Security For Obligations; Priorities

Section 3.01. Security for Obligations.

(a) In addition to the security for payment of the Obligations to the Revolving Secured Parties provided by the Interim Order (and, when applicable, the Final Order), subject in all respects to Article 10, this Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of, with respect to every Grantor:

(i) Revolving Obligations;

(ii) First Out Term Obligations; and

(iii) Second Out Term Obligations.

(b) Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations and would be owed by such Grantor or Subsidiary of the Borrower, as applicable, to any Secured Party under the First Out Loan Documents, the First Out Secured Agreements, or the Second Out Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Loan Parties and other Subsidiaries of the Borrower.

Section 3.02. Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to any Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and no Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall any Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by any Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 3.03. Lien Priorities.  (a) Each Secured Party hereby acknowledges that the other Secured Parties have been granted Liens in the Collateral to secure their respective Obligations.

(b) Notwithstanding anything to the contrary herein,

(i) the Liens of the Revolving Agent on the Revolving Collateral are first priority Liens and shall be senior in right to the Liens of the Term Agents on the Revolving Collateral, and such Liens of the Term Agents on the Revolving Collateral are second priority Liens and shall be junior to the Liens of the Revolving Agent;

(ii)  the Liens of the First Out Term Agent on the Revolving Collateral are second priority liens and shall be pari passu in right to the Liens of the Second Out Term Agent on the Revolving Collateral, and such Liens of the Second Out Term Agent on the Revolving Collateral are second priority liens and shall be pari passu to the Liens of the First Out Term Agent; and

(iii) the Liens of each Agent on the Term Collateral are first priority liens and shall be pari passu in right to the Liens of each other Agent on the Term Collateral, and such Liens of each other Agent on the Term Collateral are and shall be pari passu to the Liens of each Agent.

(c)  The priorities of the Liens provided in this Section 3.03 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Parties may take or fail to take in respect of the Collateral.

(d) Notwithstanding the lien priority described in Section 3.03(b), all proceeds of Collateral shall be applied to the Obligations as set forth in Section 10.09, subject to the Orders.

Section 3.04. Contesting Liens.  Each Secured Party agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Parties in any Collateral or the enforceability of any Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Agents to enforce this Agreement, including the provisions hereof relating to Lien priority.

ARTICLE 4
Certain Perfection Requirements

Section 4.01. Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver, without further order from the Bankruptcy Court, to the Collateral Sub-Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Sub-Agent or in blank, to the extent such Security Certificates and instruments are not in possession of the Collateral Sub-Agent. In addition, each

Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Sub-Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Sub-Agent all such Instruments or Tangible Chattel Paper to the Collateral Sub-Agent duly indorsed in blank.

Section 4.02. [Reserved].

Section 4.03. Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or hereafter acquired or created by any Grantor) consisting of U.S. patents and patent applications, upon request of any First Out Agent, such Grantor shall, without further order from the Bankruptcy Court, execute and deliver to the First Out Agents a Patent Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such patents and patent applications in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interests of the First Out Agents.

(b) In the case of any Collateral (whether now owned or hereafter acquired or created by any Grantor) consisting of registered U.S. Trademarks and applications therefor, upon request of any First Out Agent, such Grantor shall, without further order from the Bankruptcy Court, execute and deliver to the First Out Agents a Trademark Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering such registered U.S. Trademarks and applications therefor in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interests of the First Out Agents.

(c) In the case of any Collateral (whether now owned or hereafter acquired or created by any Grantor) consisting of registered U.S. Copyrights and Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the exclusive licensee, upon request of any First Out Agent, such Grantor shall, without further order from the Bankruptcy Court, execute and deliver to the First Out Agents a Copyright Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering such Copyrights and Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interests of the First Out Agents.

Section 4.04. Other Actions.  Each Grantor consents to the grant by, each other Grantor of a Lien in all Investment Related Property to each First Out Agent and without limiting the generality of the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the applicable First Out Agent or its designee following an Event of Default and to the substitution of the applicable First Out Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

ARTICLE 5
Representations And Warranties

Each Grantor hereby represents and warrants, on the Closing Date and upon the date of each Credit Extension, that:

Section 5.01. Grantor Information & Status.

(a) Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, since November 1, 2007;

(c) it has not since November 1, 2007 become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated; and

(d) no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

Section 5.02. Collateral Identification, Special Collateral.

(a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts, (4) Deposit Accounts, (5) Commodity Contracts, (6) United States registrations of Patents, Trademarks, and Copyrights owned by each Grantor, (7) exclusive Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses, (8) Commercial Tort Claims having a value in excess of $100,000, (9) Letter of Credit Rights, (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property having a value in excess of $500,000; and (11) Material Contracts;

(b) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) Manufactured Homes, (3) Health-Care-Insurance Receivables; (4) timber to be cut, or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of Vehicles or other goods subject to a certificate of title statute of any jurisdiction; and

(c) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 5.03. Ownership of Collateral and Absence of Other Liens.

(a) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than the security interest created under this Agreement or by the Interim Order (or, when applicable, the Final Order), or any Liens permitted by Section 7.01 of the First Out Credit Agreement; and

(b) other than the financing statements filed in favor of the Second Out Term Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (w) any financing statement filed in favor of any Agent pursuant to this Agreement, (x) financing statements for which duly authorized proper termination statements have been delivered to the applicable Agent for filing and (y) financing statements filed in connection with Liens permitted by Section 7.01 of the First Out Credit Agreement.

Section 5.04. Status of Security Interests.

(a) Upon and subject to the entry of the Interim Order, each  security interest created hereunder constitutes a legal, valid and perfected security interest in the Term Collateral or the Revolving Collateral, as applicable, to the extent set forth in the Interim Order (and, when applicable, the Final Order).

(b) Upon entry of the Interim Order (and, when applicable, the Final Order), no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor (except Patriot Ventures LLC) of the security interests granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor (except Patriot Ventures LLC), (ii) the perfection or maintenance of the security interests created hereunder (including the priority of Liens set forth in Section 3.03(b)) or (iii) the exercise by the applicable First Out Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Pledged Equity Interests by laws affecting the offering and sale of securities generally.

Section 5.05. Goods & Receivables.

(a) except as set forth on Schedule 5.5 (as such schedule may be amended or supplemented from time to time), none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign;

(b) [Reserved]; and

(c) other than any Inventory or Equipment in transit, all of the Equipment and Inventory having a value in excess of $500,000 included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

Section 5.06. Pledged Equity Interests, Investment Related Property.

(a) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens (except the security interest created by this Agreement, the Interim Order (and the Final Order, when applicable), rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and

(b) the Pledged Partnership Interests and the Pledged LLC Interests (i) are not dealt in or traded on securities exchanges or in securities markets and (ii) are not “investment company securities” (as defined in Section 8-103(b) of the Uniform Commercial Code).

Section 5.07. Intellectual Property.

(a) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and except to the extent that it would not cause a Material Adverse Effect, owns or has the valid right to use and, where Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, except for the security interests created under this Agreement, by the Interim Order (and, when applicable, the Final Order) or, in the case of priority only, Liens permitted by Section 7.01 of the First Out Credit Agreement (as each may be amended or supplemented from time to time);

(b) except to the extent any such occurrence could not reasonably be expected to cause a Material Adverse Effect, all Intellectual Property owned by Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of issued Patents, is any of such Intellectual Property the subject of a reexamination proceeding, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every of its registrations and applications of Copyrights, Patents and Trademarks in full force and effect;

(c) to the best of such Grantor’s knowledge, all Intellectual Property owned by such Grantor is valid and enforceable; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability or scope of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened in writing against Grantor (except, in each case, for routine office actions or similar proceedings in the U.S. Patent and Trademark Office or U.S. Copyright office or similar administrative authorities);

(d) all registrations and applications for Copyrights, Patents and Trademarks owned by each Grantor are standing in the name of each Grantor, and none of the material Trademarks, Patents, Copyrights or Trade Secrets owned by each Grantor has been exclusively licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2 (II) (as each may be amended or supplemented from time to time), and all exclusive Copyright Licenses for registered copyrightable works to which Grantor is the licensee have been properly recorded in the U.S. Copyright Office;

(e) except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case, consistent with industry standards;

(f) each Grantor has taken commercially reasonable steps to protect the confidentiality of its material Trade Secrets in accordance with industry standards;

(g) each Grantor uses reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks of such Grantor and has taken reasonable action to ensure that all licensees of the Trademarks owned by such Grantor use such reasonable standards of quality;

(h) to the knowledge of each Grantor, the conduct of such Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; no claim has been made, is pending or, to the knowledge of each Grantor, is threatened in writing against Grantor, alleging that the use of any Intellectual Property owned or used by such Grantor infringes upon, dilutes, misappropriates or otherwise violates the Intellectual Property of any other Person, and no demand that such Grantor enter into a license or co-existence agreement or become a defendant in Intellectual Property litigation has been made in writing against such Grantor but not resolved;

(i) the best of each Grantor’s knowledge, no other Person is infringing upon, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned by such Grantor; and

(j) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

ARTICLE 6
Covenants And Agreements

Each Grantor hereby covenants and agrees that:

Section 6.01. Grantor Information & Status.

(a) Without limiting any prohibitions or restrictions on mergers or other transactions as permitted by in the First Out Credit Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Agents in writing at least thirty (30) days prior to any such change or establishment (or such lesser period of time as agreed by the Agents), identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Term Agents may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and priority of the Agents’ security interests in the applicable Collateral granted or intended to be granted and agreed to hereby.

Section 6.02. Collateral Identification; Special Collateral.

(a) in the event that it hereafter acquires any Collateral of a type described in Section 5.02(b) hereof, it shall promptly notify the Term Agents thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as the Term Agents may reasonably request in order to ensure that the First Out Term Agent has a valid, perfected, first priority security interest in such Collateral and the Second Out Term Agent has a valid, perfected second priority interest in such Collateral, in each case subject to any Liens permitted by Section 7.01 of the First Out Credit Agreement.

(b) in the event that it hereafter acquires or has any Commercial Tort Claim the value of exceeds $100,000 it shall deliver to the Term Agents a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

Section 6.03. Ownership of Collateral and Absence of Other Liens.

(a) except for the security interests created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Liens permitted by Section 7.01 of the First Out Credit Agreement, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Term Agents in writing of any event that may have a Material Adverse Effect on the value of the Collateral, the ability of any Grantor or any Term Agent to dispose of the Collateral, or the rights and remedies of any Term Agent in relation thereto, including, without limitation, the levy of any legal process against any material portion of the Collateral; and

(c) it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the First Out Credit Agreement.

Section 6.04. Status of Security Interests.

(a) Subject to the limitations set forth in subsection (b) of this Section 6.04, each Grantor shall maintain the respective security interests of the Agents hereunder in the applicable

Collateral as valid, perfected, Liens (subject only to Liens permitted by Section 7.01 of the First Out Credit Agreement) having the priorities specified in Section 3.03(b).

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control or (ii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except and until requested by any First Out Agent and except as and to the extent specified in Article 4 hereof.

Section 6.05. Goods & Receivables.

(a) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the First Out Term Agent;

(b) if any Equipment or Inventory having a value of $500,000 or more is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each Grantor shall join with the Term Agents in notifying the third party of the Term Agents’ security interests and using its commercially reasonable efforts to obtain the consent of such third party to permit the Term Agents to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the applicable Term Agent so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, Grantor shall, at the reasonable request of the First Out Term Agent, file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods;

(c) [Reserved];

(d) following and during the continuation of an Event of Default and notice to the appropriate Grantor, the Revolving Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Revolving Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, the Revolving Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Revolving Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Revolving Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Revolving Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Revolving Agent if required, in the Collateral Account maintained under the sole dominion and control of the Revolving Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Revolving Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

Section 6.06. Pledged Equity Interests, Investment Related Property.

(a) Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the applicable Term Agent over such Investment Related Property (including, without limitation, delivery thereof to the applicable Term Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the applicable Term Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the applicable Term Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the First Out Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Investment Related Property or any part thereof; and

(ii) Upon the occurrence and during the continuation of an Event of Default and upon two (2) Business Days prior written notice from the applicable Term Agent (and after the Term Termination Date, the Revolving Agent) to such Grantor of the applicable Term Agent’s intention to exercise such rights:

(A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the applicable Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B) in order to permit the applicable Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the applicable Agent all necessary proxies, dividend payment orders and other instruments as the applicable Agent may from time to time reasonably request and (2) each Grantor acknowledges that the applicable Agent may utilize the power of attorney set forth in Section 8.01.

(c) except as expressly permitted by the First Out Credit Agreement, without the prior written consent of the applicable Term Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Term Agents’ security interests, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the First Out Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, or (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt;

(d) except as expressly permitted by the First Out Credit Agreement, without the prior written consent of the applicable Term Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a CFC, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.02 and (iii) Grantor promptly complies with the delivery and control requirements of Article 4 hereof; and

(e) without the prior express written consent of the applicable Term Agent, it will not agree to any election by any partnership or limited liability company to treat the Pledged Partnership Interests or Pledged LLC Interests, as applicable, as securities governed by the Uniform Commercial Code of any jurisdiction. Such Grantor will take such action as the applicable Term Agent may reasonably request in order to establish the such Term Agent’s “control” (within the meaning of Section 8-106 of the Uniform Commercial Code) over such Pledged Partnership Interests or Pledged LLC Interests.

Section 6.07. Intellectual Property.

(a) it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, dedicated to the public, forfeited, or unenforceable, or which would materially adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) it shall not, with respect to any Trademarks owned by such Grantor included in the Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take reasonable steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(c) it shall, within thirty (30) days of being granted an exclusive license to any registered Copyrightable work which is material to the business of Grantor, record such license, in the United States Copyright Office;

(d) it shall promptly notify the Term Agents if it knows that any item of Material Intellectual Property that Grantor owns may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any material adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any such determination or development in, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (d) the subject of the imminent exercise of or any written notice of an intent to exercise any reversion or termination rights;

(e) it shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright that constitutes Material Intellectual Property owned by any Grantor, including, but not limited to, those items on Schedule 5.2 (II) (as each may be amended or supplemented from time to time);

(f) in the event that any Material Intellectual Property owned by any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, if Grantor determines litigation is appropriate in its reasonable business judgment, the initiation of a suit for injunctive relief and to recover damages;

(g) it shall take reasonable steps, consistent with industry standards, to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(h) except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect, it shall use proper statutory notice in connection with its use of any of the Patents, Trademarks and Copyrights that constitute Material Intellectual Property, in each case, consistent with industry standards; and

(i) it shall continue to collect, at its own expense, all material amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof.

Section 6.08. [Reserved];

Section 6.09. As-Extracted Collateral.  If a Grantor shall acquire any interest in any Real Property which, to the knowledge of such Grantor, contains oil, gas, Coal or other minerals with more than a de minimis amount of value or any As-Extracted Collateral then, in each case, unless such Real Property containing oil, gas, Coal or other minerals or such As-Extracted Collateral is included on Schedule 6.9 hereto, such Grantor shall (i) provide notice thereof to the Term Agents within 5 Business Days of such acquisition (or such later period of time as agreed by the First Out Term Agent), together with a supplement to Schedule 6.9 reflecting such acquisition, (ii) at the reasonable request of the First Out Term Agent, deliver to the First Out Term Agent fully completed financing statement(s) in appropriate form for filing covering such As-Extracted Collateral (which financing statements shall include the name of the record owner of the real property if other than the Grantor and accurate real estate descriptions sufficient to locate such real property on the ground and enable the First Out Term Agent to record the financing statements in the appropriate real property records) and (iii) reimburse the First Out Term Agent for all related filing fees and any recording or stamp taxes due in connection with such filings.

ARTICLE 7
Access; Right Of Inspection And Further Assurances; Additional Grantors

Section 7.01. [Reserved].

Section 7.02. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall, without further order from the Bankruptcy Court, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any First Out Agent may reasonably request, in order to perfect and maintain the validity, effectiveness and priority of any security interest granted hereby or to enable such First Out Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) at any First Out Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Agents’ security interests in all or any part of the Collateral; and

(ii) furnish the Agents with such information regarding the Collateral, including, without limitation, the location thereof, as any Agent may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Agents to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the First Out Agents may determine, in their sole discretion, are necessary or advisable to perfect or otherwise protect the security interests granted to the Agents herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the applicable First Out Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Agents herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or words of similar effect.

(c) Each Grantor hereby authorizes the Agents to modify this Agreement after obtaining such Grantor’s signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented as provided in this Agreement) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

(d) Notwithstanding anything to the contrary in this Agreement, no Grantor shall be obligated to update any schedule except (i) concurrently with the delivery of the Borrower’s financial statements in accordance with Section 6.01 of the First Out Credit Agreement or (ii) promptly upon the request of any First Out Agent during an Event of Default, and no default shall result from any failure to update a schedule other than in accordance with this Section 7.02(d).

Section 7.03. Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Agents, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of any First Out Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE 8
Agents Appointed Attorneys-in-fact

Section 8.01. Power of Attorney.  Each Grantor hereby irrevocably appoints each Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, such Agent or otherwise, from time to time in such Agent’s discretion to take any action and to execute any instrument by and in accordance with the Interim Order (and, when applicable, the Final Order)

and without further order from the Bankruptcy Court, that the First Out Agents may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to obtain and adjust insurance required to be maintained by such Grantor or paid to the First Out Term Agent pursuant to the First Out Credit Agreement;

(b) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to receive, endorse and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to file any claims or take any action or institute any proceedings that the First Out Agents may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of any Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the liens and security interests granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Liens permitted by Section 7.01 of the First Out Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the First Out Agents in its their discretion, any such payments made by any Agent to become obligations of such Grantor to such Agent, due and payable immediately without demand; and

(h) upon the occurrence and during the continuance of any Event of Default and after notice to the appropriate Grantor generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though such Agent were the absolute owner thereof for all purposes, and to do, at such Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that such Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and such Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 8.02. No Duty on the Part of Agents or Secured Parties.  The powers conferred on the Agents hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. The Agents and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

ARTICLE 9
Remedies

Section 9.01. Generally.   Subject to Article 10:

(a) subject to the Orders, if any Event of Default (as defined under the First Out Credit Agreement or, after the First Out Termination Date, the Second Out Credit Agreement) shall have occurred and be continuing, the applicable Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the applicable Credit Agreement or otherwise available to it at law or in equity (including under the Bankruptcy Code) and all the rights and remedies of such Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of such Agent forthwith, assemble all or part of the Collateral as directed by such Agent and make it available to such Agent at a place to be designated by such Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent such Agent deems appropriate; and

(iv) Subject to applicable law (including under the Bankruptcy Code or any Order of the Bankruptcy Court), without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of such Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as such Agent may deem commercially reasonable;

(b) any Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the such Agent, as collateral agent for and representative of the applicable Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the applicable Term Obligations as a credit on account of the purchase price for any Collateral payable by such Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, including the Bankruptcy Code or any Order entered in connection with the Cases, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agents shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agents may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for any Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against any Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if such Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Agents to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agents, that the Agents have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the applicable Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Agents hereunder;

(c) each Agent may sell the Collateral without giving any warranties as to the Collateral. Each Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral; and

(d) each Agent shall have no obligation to marshal any of the Collateral.

Section 9.02. Application of Proceeds.  Subject to Article 10 and except as expressly provided elsewhere in this Agreement, all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by such Agent against, the applicable Obligations in the order specified in Section 9.03 of the First Out Credit Agreement or Section 8.03 of the Second Out Credit Agreement, as applicable.

Section 9.03. Sales on Credit.  If any Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by such

Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, such Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

Section 9.04. Investment Related Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the applicable Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the applicable Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the applicable Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to such Agent all such information as such Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by such Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

Section 9.05. Grant of Intellectual Property License.  Solely for the purpose of enabling the applicable Agent, solely during the continuance of an Event of Default, to exercise rights and remedies under Article 8 and 9 hereof at such time as such Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to such Agent, a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient quality control provisions and inspection rights in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired or created by such Grantor, and included in the Collateral. Such license shall include, to the extent permissible under all applicable licenses, access to all media in which any above-licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 9.06. [Reserved].

Section 9.07. Cash Proceeds; Deposit Accounts.  (a) In the event that the Loans under the First Out Credit Agreement have been accelerated, or prior to an acceleration, upon the request of any First Out Agent if an Event of Default shall have occurred and be continuing, in addition to the rights of the Revolving Agent specified in Section 6.05 with respect to payments of Receivables, (i) all proceeds of any Revolving Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Revolving Cash Proceeds”) shall be held by such Grantor in trust for the Revolving Agent and (ii) all proceeds of any Term Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively “Term Cash Proceeds”) shall be held by such Grantor in trust for the First Out Term Agent, in each case, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the applicable First Out Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the applicable First Out Agent, if required) and held by the applicable First Out Agent in a Revolving Cash Collateral Account or a Term Cash Collateral Account, as applicable. Any Revolving Cash Proceeds received by the Revolving Agent or any Term Cash Proceeds received by the First Out Term Agent, in each case (whether from a Grantor or otherwise) may, in the sole discretion of such First Out Agent, (A) be held by such First Out Agent for the ratable benefit of the applicable Secured Parties, as collateral security for the applicable Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by such First Out Agent against the applicable First Out Term Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, (i) the Revolving Agent may apply the balance from any Deposit Account (except for the Term Cash Collateral Account) or instruct the bank at which any such  Deposit Account is maintained to pay the balance of any such Deposit Account to or for the benefit of the Revolving Agent to be applied against the Revolving Obligations then due and owing and (ii) the First Out Term Agent may apply the balance from the Term Cash Collateral Account or instruct the bank at which any such Term Cash Collateral Account is maintained to pay the balance of such Term Cash Collateral Account to or for the benefit of the First Out Term Agent to be applied Term Obligations then due and owing.

ARTICLE 10
Intercreditor

Section 10.01. Turnover.  (a) In accordance with the Interim Order (and, when applicable, the Final Order), any Revolving Collateral or proceeds thereof received by any Term Secured Party including, without limitation, any such Revolving Collateral constituting proceeds, or any payment or distribution, that may be received by any Term Secured Party (x) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Revolving Collateral, (y) from the collection or other disposition of, or realization on, the Revolving Collateral, whether or not pursuant to the Cases or (z) in violation of this Agreement, shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to (i) prior to the Revolving Termination Date, the Revolving Agent, for the benefit of the Revolving Secured Parties to be applied to the Revolving Obligations (unless otherwise required by law or court order), (ii) after the Revolving Termination Date but prior to the First Out Termination Date, to the First Out Term Agent, for the benefit of the First Out Term Secured Parties for application to the First Out Term Obligations (unless otherwise required by law or court order) and (iii) after the Revolving Termination Date and the First Out Termination Date, the Second Out Term Agent for application to the Second Out Term Obligations (unless otherwise required by law or court order). Each Agent shall retain and apply such amounts received pursuant to this Article 10 in accordance with this Agreement and the other First Out Loan Documents or Second Out Loan Documents, as applicable, and without any further order of the Bankruptcy Court.

(b) In accordance with the Interim Order (and, when applicable, the Final Order), any Term Collateral or proceeds thereof received by any Revolving Secured Party including, without limitation, any such Term Collateral constituting proceeds, or any payment or distribution, that may be received by any Revolving Secured Party (w) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Term Collateral, (x) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (y) from the collection or other disposition of, or realization on, the Term Collateral, whether or not pursuant to the Cases or (z) in violation of this Agreement, shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to (i) prior to the First Out Termination Date, the First Out Term Agent, for the benefit of the First Out Term Secured Parties for application to the First Out Term Obligations (unless otherwise required by law or court order), (ii) after the First Out Termination Date but before the Revolving Termination Date, the Revolving Agent for application to the Revolving Obligations and (iii) after the Revolving Termination Date, the Second Out Term Agent for application to the Second Out Term Obligations (unless otherwise required by law or court order).  Each Agent shall retain and apply such amounts received pursuant to this Article 10 in accordance with this Agreement and the other First Out Loan Documents and Second Out Loan Documents, as applicable, and without any further order of the Bankruptcy Court.

(c) In accordance with the Interim Order (and, when applicable, the Final Order), any Term Collateral or proceeds thereof received by any Term Secured Party including, without limitation, any such Term Collateral constituting proceeds, or any payment or distribution, that may be received by any Second Out Term Secured Party (w) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Term Collateral, (x) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (y) from the collection or other disposition of, or realization on, the Term Collateral, whether or not pursuant to the Cases or (z) in violation of this Agreement, shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to (i) prior to the First Out Termination Date, the First Out Term Agent, for the benefit of the Term Secured Parties for application to the Term Obligations (unless otherwise required by law or court order), (ii) after the First Out Termination Date but before the Revolving Termination Date, the Revolving Agent for application to the Revolving Obligations (unless otherwise required by law or court order) and (iii) after the Second Out Termination Date, the Second Out Term Agent for application to the Second Out Term Obligations (unless otherwise required by law or court order).  Each Agent shall retain and apply such amounts received pursuant to this Article 10 in accordance with this Agreement and the other First Out Loan Documents and Second Out Loan Documents, as applicable, and without any further order of the Bankruptcy Court.

Section 10.02. Similar Liens and Agreements; Agreement to Cooperate.  (a) The First Out Term Agent, the Revolving Agent and the Second Out Term Agent agree that it is their intention that the Collateral granted in favor of the First Out Term Secured Parties, the Revolving Secured Parties and the Second Out Term Secured Parties be identical (but not the Liens or the relative priorities).  In furtherance of the foregoing, the Term Agents and Revolving Agent agree, subject to the other provisions of the Orders and this Agreement, to:

(i)  perform all acts required under the First Out Loan Documents, Second Out Loan Documents, this Agreement, the Orders and such other agreements as may be required;

(ii) upon the request of the First Out Term Agent or Revolving Agent, the Second Out Term Agent shall execute and deliver such instruments to enable the First Out Term Agent or Revolving Agent to further perfect, preserve, and enforce the Liens held by or on behalf of any of the First Out Term Secured Parties or Revolving Secured Parties in the Collateral and the First Out Term Secured Obligations or Revolving Secured Obligations of all Grantors; and

(iii) upon request by the First Out Term Agent or the Second Out Term Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Term Collateral and the identity of the respective parties obligated under the First Out Loan Documents and the Second Out Loan Documents.

(b) The parties hereto agree that, prior to the First Out Termination Date, no additional Liens shall be granted or permitted on any asset of any Grantor to secure any First Out Term Obligation, Second Out Term Obligation or Revolving Obligation unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a Lien with the priority set forth herein and in the Orders shall be granted on such asset to secure the First Out Term Obligations, Second Out Term Obligations or Revolving Obligations, as applicable.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Out Term Secured Parties, the Second Out Term Agent, on behalf of the Second Out Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 10.02(b) shall be subject to the terms of this Agreement.

Section 10.03. Bailee for Perfection.  (a) Each Term Agent agrees to hold that part of the Term Collateral that is in its possession or control (or in the possession or control of its agents or bailees), including any Collateral held by the Second Out Term Agent currently securing the obligations under the Existing Credit Agreement, to the extent that possession or control thereof is taken to perfect, or perfects, a Lien thereon under the UCC or other applicable law as agent and bailee for the other Term Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Out Loan Documents or the Second Out Loan Documents, as applicable, subject to the terms and conditions of this Section 10.03.

(b) The Revolving Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect, or perfects, a Lien thereon under the UCC or other applicable law as agent and bailee for each Term Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC)

and any assignee solely for the purpose of perfecting the security interest granted under the First Out Loan Documents or the Second Out Loan Documents, as applicable, subject to the terms and conditions of this Section 10.03.

(c) Each Term Agent agrees to hold that part of the Revolving Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect, or perfects, a Lien thereon under the UCC or other applicable law as agent and bailee for the Revolving Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Out Loan Documents, subject to the terms and conditions of this Section 10.03, and in furtherance of the foregoing each Term Agent acknowledges (for purposes of Section 8-106(d) of the UCC) that it has “control” of all “securities entitlements” (each as defined in the UCC) on behalf of the Revolving Agent.

(d) No Agent shall have any obligation whatsoever to any Secured Party to ensure that any Collateral held by it as bailee pursuant to this Section 10.03 is genuine or owned by any Loan Party or to preserve any rights or benefits of any Person except as expressly set forth in this Section 10.03.  The duties or responsibilities of the Agents under this Section 10.03 shall be limited solely to holding the Collateral as bailee in accordance with this Section 10.03.

(e) Each Agent acting pursuant to this Section 10.03 or otherwise shall not have by reason of the First Out Loan Documents, the Second Out Loan Documents or any other document a fiduciary relationship in respect of any Secured Party.

Section 10.04. Exercise of Remedies.  (a) Subject to the terms and conditions of this Agreement and the Orders, in accordance with the Orders:

(i) the First Out Term Agent (on behalf of itself and the other First Out Term Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the First Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the First Out Loan Documents without any further Bankruptcy Court action.

(ii) the Second Out Term Agent (on behalf of itself and the other Second Out Term Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the Second Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the Second Out Loan Documents without any further Bankruptcy Court action.

(iii) the Revolving Agent (on behalf of itself and the other Revolving Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the First Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the Second Out Loan Documents without any further Bankruptcy Court action.

(b) The Second Out Term Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Out Loan Document (other than this Security

Agreement and the Final Order) or the Existing Credit Agreement shall be deemed to restrict in any way the rights and remedies of the First Out Term Agent, the Revolving Agent, the First Out Term Secured Parties or the Revolving Secured Parties with respect to the Collateral as set forth in this Agreement, the Orders and the First Out Loan Documents.

(c) (i) Subject to the immediately succeeding clause (ii) and the other terms and conditions of this Agreement and the Orders,

(A) Until the First Out Termination Date, the First Out Term Agent shall have the exclusive right to manage, perform and enforce any Default Remedy with respect to the Term Collateral (and, after the Revolving Termination Date, the Revolving Collateral) according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of the Term Collateral (and, after the Revolving Termination Date, the Revolving Collateral) and to hold, prepare for sale, process, dispose of, or liquidate the Term Collateral (and, after the Revolving Termination Date, the Revolving Collateral) and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.  In conducting any public or private sale under the UCC pursuant to this clause (A), the First Out Term Agent shall give the Second Out Term Agent and the Revolving Agent such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Notwithstanding any rights or remedies available to a Second Out Term Secured Party under any of the Second Out Loan Documents, applicable law or otherwise, until the First Out Termination Date, no Second Out Term Secured Party shall (except as provided in the immediately succeeding clause (ii)), directly or indirectly, exercise any Default Remedy with respect to any Term Collateral (or, after the Revolving Termination Date, the Revolving Collateral) without the prior written consent of the First Out Term Agent.

(B) Until the Revolving Termination Date, the Revolving Agent shall have the exclusive right to manage, perform and enforce any Default Remedy with respect to the Revolving Collateral (and, after the First Out Termination Date, the Term Collateral) according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of the Revolving Collateral (and, after the First Out Termination Date, the Term Collateral) and to hold, prepare for sale, process, dispose of, or liquidate the Revolving Collateral (and, after the First Out Termination Date, the Term Collateral) and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.  In conducting any public or private sale under the UCC pursuant to this clause (B), the Revolving Agent shall give the First Out Term Agent and Second Out Term Agent such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Notwithstanding any rights or remedies available to a First Out Term Secured Party or Second Out Term Secured Party

under any of the First Out Loan Documents or Second Out Loan Documents, applicable law or otherwise, until the Revolving Termination Date, no First Out Term Secured Party or Second Out Term Secured Party shall (except as provided in the immediately succeeding clause (ii)), directly or indirectly, exercise any Default Remedy with respect to any Revolving Collateral (and, after the First Out Termination Date, the Term Collateral) without the prior written consent of the Revolving Agent.

(ii) Notwithstanding the preceding clause (i), until the Second Out Termination Date, the Second Out Term Agent may exercise Default Remedies with respect to the Collateral according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, dispose of, or liquidate the Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction if:

(A) 120 days have elapsed since Second Out Term Agent notified First Out Term Agent (in the case of the Term Collateral) and the Revolving Agent (in the case of the Revolving Collateral) that the Second Out Term Obligations were due in full as a result of acceleration or otherwise (the “Standstill Period”);

(B) (1) with respect to the Term Collateral, neither the First Out Term Agent nor, if permitted hereby, the Revolving Agent is then diligently pursuing Default Remedies with respect to all or a material portion of the Term Collateral or diligently attempting to vacate any stay or prohibition against such exercise; or

(2) with respect to the Revolving Collateral, neither the Revolving Agent nor, if permitted hereby, the First Out Term Agent is then diligently pursuing Default Remedies with respect to all or a material portion of the Revolving Collateral or diligently attempting to vacate any stay or prohibition against such exercise; and

(C) any acceleration of the Second Out Term Obligations has not been rescinded.

In conducting any public or private sale under the UCC pursuant to this clause (ii), the Second Out Term Agent shall give the First Out Term Agent and/or Revolving Agent such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

Section 10.05. Voting; Amendments.  (a) The Second Out Term Secured Parties may at any time and from time to time and without consent of or notice to any First Out Term Secured Party or Revolving Secured Party, without incurring any liability to any First Out Term Secured Party or Revolving Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the Second Out Loan Documents; provided, however, that without the consent of, until the First Out Termination Date, the First Out Term Agent, and, until the Revolving Termination

Date, the Revolving Agent, the Second Out Secured Parties shall not enter into any amendment, restatement, supplement, modification, substitution, renewal or replacement of any or all of the Second Out Loan Documents that:

(i) increases the aggregate principal amount of the Second Out Term Obligations beyond the amount theretofore permitted under the First Out Credit Agreement, other than as a result of the capitalization of accrued interest, fees and expenses;

(ii) increases the interest rates or letter of credit fees under the Second Out Term Obligations;

(iii) modifies covenants, defaults, or events of default except for modifications to match changes made to the First Out Term Obligations;

(iv) accelerates any date upon which a scheduled payment of principal or interest is due, or otherwise decreases the weighted average life to maturity;

(v) changes a prepayment, redemption, or defeasance provision so as to require a new payment or accelerate an existing payment Obligation;

(vi) changes a term that would result in a Default under the First Out Credit Agreement,

(vii) increases the Obligations of a Grantor, or

(viii) confers additional rights on any Second Out Term Secured Party in a manner materially adverse to a First Out Term Secured Party or Revolving Secured Party.

(b) The First Out Term Agent may at any time and from time to time and without consent of or notice to any Second Out Term Secured Party or Revolving Secured Party, without incurring any liability to any Second Out Term Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, (a) waive any Default or Event of Default under the Second Out Loan Documents, (b) amend or modify any or all of the provisions set forth in the First Out Loan Documents and expressly incorporated by reference into the Second Out Loan Documents, with the effect that such amendments or modifications, substitutions shall be deemed incorporated by reference into the Second Out Loan Documents or (c) amend, restate, supplement, modify substitute, renew or replace any or all of the First Out Loan Documents; provided, however, that no such amendment, modification or waiver shall be effective without the written consent of the Second Out Term Agent and each such consent shall be effective only in the specific instance and for the specific purpose for which given, if any such amendment, modification or waiver shall:

(i) extend (beyond any Extension Date (as defined in the First Out Credit Agreement) or increase the Commitment of any Second Out Term Lender (or reinstate any Commitment terminated pursuant to Section 8.03 of the Second Out Credit Agreement);

(ii) postpone any date fixed by this Agreement or any Second Out Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Second Out Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments (as defined in the Second Out Credit Agreement) or waive any Event of Default under Section 8.01(a) of the Second Out Credit Agreement;

(iii) permit the sale or disposition of any Term Collateral (other than Collateral expressly permitted to be sold or disposed of by the First Out Credit Agreement as in effect on the date hereof) other than to the extent a minimum of 75% of the Net Cash Proceeds of such sale or disposition are applied in accordance with Section 2.06(b) of the First Out Credit Agreement;

(iv) forgive, waive, reduce or extend the date of payment for any mandatory prepayment required pursuant to Section 2.06(b) of the First Out Credit Agreement or otherwise modify any mandatory prepayment provision under the First Out Credit Agreement in a manner that allows amounts that would otherwise be required to be used to prepay First Out Term Obligations or Second Out Term Obligations to be retained by the Grantors;

(v) reduce the principal of, the rate of interest specified in, any fee payable, indemnity, expense reimbursement or other right to payment set forth in the Second Out Loan Documents on or with respect to any Second Out Term Obligation;

(vi) change in any manner the provisions providing for pro rata sharing of payments or payment priorities with respect to the Second Out Term Obligations or as between the First Out Term Obligations, the Revolving Obligations and the Second Out Term Obligations;

(vii) change any provision of this Section 10.05, any other provision hereof requiring consent of the Second Out Term Agent to amend, waive or otherwise modify any rights hereunder or any provision giving the Second Out Term Agent the right to make any determination or grant any consent hereunder;

(viii) other than pursuant to the exercise of Default Remedies or as otherwise permitted by Section 10.09(b) of the First Out Credit Agreement (subject to clause (iii) above) or Section 11.08 of the First Out Credit Agreement, release any of the Collateral in any transaction or series of related transactions;

(ix) other than pursuant to the exercise of Default Remedies, release any Subsidiary Guarantor, except to the extent the release of any Guarantor is permitted pursuant to Section 10.09(e) (subject to clause (iii) above) or Section 11.08 of the First Out Credit Agreement;

(x) amend or modify the Superpriority Claim status of the Lenders under the Orders or under any other Loan Document;

(xi) grant any Lien on the Collateral which is senior to the Liens created hereunder and under the Orders or pari passu with such Liens;

(xii) affect the relative priority of Liens or priorities of payment created hereunder and under the Orders;

(xiii) increase the interest rates (other than additional default interest) or fees on the First Out Term Obligations to an amount greater than the maximum rate contemplated by the flex provisions of the Syndication Letter;

(xiv) change the final maturity date of the First Out Term Obligations to a date later than the final maturity date of the Second Out Term Obligations;

(xv) increase the principal amount of the First Out Term Obligations to an amount which, when combined with all Revolving Obligations, would exceed the Maximum First Out Principal Amount, other than as a result of the capitalization of accrued interest and expenses;

(xvi) amend Section 7.13 of the First Out Credit Agreement or the definition of “Liquidity” (or any component definition thereof) in the First Out Credit Agreement; or

(xvii) modify or add any covenant or event of default under the First Out Loan Documents which directly restricts one or more Loan Parties from making payments under the Second Out Loan Documents which would otherwise be permitted under the First Out Loan Documents as in effect on the date hereof; or

(xviii) affect the rights or duties of the Second Out Term Agent in its capacity as agent under the Second Out Credit Agreement;

provided, further, that no such amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer (as defined in the Second Out Credit Agreement) affect the rights or duties of such L/C Issuer solely in its capacity as letter of credit issuer under the Second Out Credit Agreement or any Issuer Document (as defined in the Second Out Credit Agreement) relating to any Letter of Credit (as defined in the Second Out Credit Agreement) issued by it.

(c) The Revolving Secured Parties may at any time and from time to time and without consent of or notice to any Second Out Secured Party, without incurring any liability to any Second Out Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the First Out Loan Documents; provided, however, that without the consent of the Second Out Term Agent, the Revolving Secured Parties shall not amend, restate, supplement, modify substitute, renew or replace any or all of the First Out Loan Documents to (a) directly increase the interest rates (other than additional default interest) on the Revolving Obligations to an amount greater than the maximum rate contemplated by the flex provisions of the Syndication Letter, (b) change the final maturity date of the Revolving Obligations to a date later than the maturity date of the Second Out Term Obligations, (c) increase the principal amount of the Revolving Obligations to an amount which, when combined with all First Out Term Obligations, would exceed the Maximum First Out Principal Amount, other than as a result of the capitalization of accrued interest and expenses, (d) amend Section 7.13 of the First Out Credit Agreement or the definition of “Liquidity” (or any component definition thereof) in the First Out

Credit Agreement or (e) modify or add any covenant or event of default under the First Out Loan Documents which directly restricts one or more Loan Parties from making payments under the Second Out Loan Documents which would otherwise be permitted under the First Out Loan Documents as in effect on the date hereof

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent no Event of Default (as defined under the First Out Credit Agreement) has occurred and is continuing, the Second Out Term Agent and the Second Out Term Secured Parties shall not be deemed to have consented to a sale or disposition of all or substantially all of the Term Collateral, and reserve their rights to object in Bankruptcy Court to any such sale on any grounds (other than any objection predicated upon the unenforceability of this Agreement or any other Loan Document in whole or in part).

Section 10.06. Automatic Release of Liens Securing Junior Obligations.  If, in connection with the enforcement or exercise of any Default Remedies with respect to the Collateral, including any Disposition of Collateral, (a) the First Out Term Agent, for itself and on behalf of the First Out Term Secured Parties, releases any of the Liens securing the First Out Obligations or (b) the Revolving Agent, for itself and on behalf of the Revolving Secured Parties, releases any of the Liens securing the Revolving Obligations, the Liens securing Second Out Obligations on such Collateral (but not in any proceeds thereof), shall be automatically, unconditionally and simultaneously released, and the Second Out Term Agent shall, for itself and on behalf of the other Second Out Secured Parties, promptly execute and deliver to the First Out Term Agent or the Revolving Agent, as applicable (or to another Person upon the instruction of such applicable Agent), such termination statements, releases and other documents as the First Out Term Agent or the Revolving Agent, as applicable, may reasonably request to effectively confirm such release.  The Second Out Term Agent, on behalf of each Second Out Term Secured Party, hereby irrevocably constitutes and appoints the First Out Term Agent and any officer of the First Out Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Out Term Agent and in the name of the Second Out Term Agent or in the First Out Term Agent’s own name, from time to time in the First Out Term Agent’s discretion, for the purpose of carrying out the terms of this Section 10.06, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Section, such power of attorney being coupled with an interest and irrevocable until the First Out Termination Date.

Section 10.07. No Additional Rights for the Grantors Hereunder.  If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against such Secured Party.  Except to the extent expressly set forth in this Agreement, each Grantor shall retain all of its rights and remedies under the Loan Documents and any defense otherwise available to it in any action by any Secured Party.

Section 10.08. Actions Upon Breach.  (a) If any Second Out Secured Party (or any agent or other representative thereof) commences or participates in any action or proceeding with respect to the Collateral in violation of this Agreement, any Revolving Secured Party, with respect to Revolving Collateral, or First Out Term Secured Party, with respect to Term Collateral may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(b) If any Term Secured Party (or any agent or other representative thereof) commences or participates in any action or proceeding with respect to the Revolving Collateral in violation of this Agreement, any Revolving Secured Party may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(c) Should any Second Out Secured Party (or any agent or other representative thereof) in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to enforce any remedy on the Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any Revolving Secured Party, with respect to Revolving Collateral, or First Out Term Secured Party, with respect to Term Collateral, (in its or their own name or in the name of one or more of the Grantors) may obtain relief against such Second Out Secured Party or agent or other representative thereof, by injunction, specific performance and/or other appropriate equitable relief.

(d) Should any Term Secured Party (or any agent or other representative thereof) in any way take, attempt to or threaten to take any action with respect to the Revolving Collateral (including any attempt to enforce any remedy on the Revolving Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any Revolving Secured Party (in its or their own name or in the name of one or more of the Grantors) may obtain relief against such Term Secured Party or agent or other representative thereof, by injunction, specific performance and/or other appropriate equitable relief.

Section 10.09. Application of Proceeds of Collateral.  All proceeds received by the Agents in respect of any exercise of Default Remedies with respect to all or any part of the Collateral shall promptly be applied to the Obligations in accordance with the following order of priority:

(a) Prior to the First Out Termination Date, Revolving Termination Date and Second Out Termination Date,

(i)    with respect to all proceeds of the Revolving Collateral:

(1) first:  to the Revolving Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Revolving Agent, and all expenses, liabilities and advances incurred or made by the Revolving Agent in connection therewith;

(2) second:  to the Revolving Agent to be applied to the repayment of Revolving Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Revolving Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Revolving Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Revolving Obligations are Paid in Full;

(3) third:  to the First Out Term Agent to be applied to the repayment of the First Out Term Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize contingent obligations then outstanding that are First Out Term Obligations, in accordance with the terms of the First Out Credit Agreement) until the First Out Term Obligations are Paid in Full;

(4) fourth:  any surplus then remaining shall be paid to the Second Out Term Agent and distributed in accordance with clause (c) below; and

(ii)   with respect to all proceeds of the Term Collateral:

(1) first:  to the First Out Term Agent, to be applied to the expenses of such sale or other realization of Term Collateral, including reasonable compensation to agents of and counsel for the First Out Term Agent, and all expenses, liabilities and advances incurred or made by the First Out Term Agent in connection therewith;

(2) second:  to the First Out Term Agent to be applied to the repayment of First Out Term Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize contingent obligations then outstanding that are First Out Term Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the First Out Term Obligations are Paid in Full;

(3) third:  to the Revolving Agent to be applied to the repayment of Revolving Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Revolving Obligations under the First Out Credit Agreement  and other contingent obligations then outstanding that are Revolving Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Revolving Obligations are Paid in Full;

(4) fourth:  any surplus then remaining shall be paid to the Second Out Term Agent and distributed in accordance with clause (c) below.

(b) After the First Out Termination Date (and prior to the First Out Termination Date to the extent provided in Section 2.06(b)(v) of the First Out Credit Agreement with respect to proceeds of Term Collateral), prior to the Revolving Termination Date and Second Out Termination Date, with respect to all proceeds of the Revolving Collateral or Term Collateral:

(1) first:  to the Revolving Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Revolving Agent, and all expenses, liabilities and advances incurred or made by the Revolving Agent in connection therewith;

(2) second:  to the Revolving Agent to be applied to the repayment of Revolving Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Revolving Obligations under the First Out Credit Agreement  and other contingent obligations then outstanding that are Revolving Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Revolving Obligations are Paid in Full;

(3) third:  any surplus then remaining shall be paid to the Second Out Term Agent and distributed in accordance with clause (c) below.

(c) After the First Out Termination Date and the Revolving Termination Date, prior to the Second Out Termination Date, with respect to all proceeds of the Collateral:

(1) first:  to the Second Out Term Agent, to be applied to the expenses of such sale or other realization of Collateral, including reasonable compensation to agents of and counsel for the Second Out Term Agent, and all expenses, liabilities and advances incurred or made by the Second Out Term Agent in connection therewith;

(2) second:  to the Second Out Term Agent to be applied to the repayment of Second Out Term Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit under the Second Out Credit Agreement and other contingent obligations then outstanding that are Second Out Term Obligations, if any, in accordance with the terms of the Second Out Credit Agreement) until the Second Out Term Obligations are Paid in Full; and

(3) third:  any surplus then remaining shall be paid to the applicable Grantor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same.

Section 10.10. Payments.  Prior to the First Out Termination Date and Revolving Termination Date, except for Permitted Second Out Obligation Payments, no payment or distribution of any kind shall be made by or on behalf of any Grantor in respect of the Second Out Obligations and no Second Out Secured Party shall receive any such payment or distribution. Any payments or distributions of any kind received by any Second Out Secured Party in violation of the preceding sentence shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to (i) prior to the First Out Termination Date, the First Out Term Agent, for the benefit of the First Out Term Secured Parties for application to the First Out Term Obligations (unless otherwise required by law or court order) and (ii) after the First Out Termination Date but prior to the Revolving Termination Date, the Revolving Agent for application to the Revolving Obligations (unless otherwise required by law or court order).

Section 10.11. Effect of Refinancing.   If the Payment in Full of the First Out Term Obligations or Revolving Obligations is being effected through a Refinancing; provided that (i) the applicable First Out Agent gives a notice of such Refinancing to the Second Out Term Agent at least 5 Business Days prior to such Refinancing and (ii) the credit agreement and the other documents evidencing such new First Out Term Obligations or Revolving Credit Obligations (as applicable, the “New First Out Loan Documents” or the “New Revolving Loan Documents”) do not effect an amendment, supplement or other modification of the terms of the First Out Term Obligations in a manner that is prohibited by Section 10, then (A) such Payment in Full of First Out Term Obligations or Revolving Obligations, as applicable, shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New First Out Term Obligations” or “New Revolving Obligations”, as applicable) shall be treated as First Out Term Obligations or Revolving Obligations, as applicable, for all purposes of this Agreement, (C) the New First Out Loan Documents and/or the New Revolving Loan Documents shall be treated as the First Out Loan Documents under this Agreement and (D) the agent under the New First Out Loan Documents (the “New First Out Agent”) or the New Revolving Loan Documents (the “New Revolving Agent”) shall be deemed to be the First Out Term Agent or Revolving Agent, as applicable, for all purposes of this Agreement.  Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New First Out Term Agent, the Second Out Term Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New First Out Agent may reasonably request in order to provide to the New First Out Agent the rights and powers set forth herein.

ARTICLE 11
Purchase Right

Section 11.01. Purchase Right.  (a)  If there is:

(i) an acceleration of the First Out Term Obligations or Revolving Obligations in accordance with the First Out Credit Agreement, or

(ii) the Standstill Period has terminated and the Second Out Term Agent is permitted to exercise Default Remedies with respect to the Collateral under Section 10.03(c)(ii)

(each a “Purchase Event”), then the Second Out Term Agent, acting on behalf of one or more Second Out Term Secured Parties may purchase all, but not less than all, of the First Out Term Obligations and the Revolving Obligations (the “Purchase Obligations”). Such purchase will

(A) include all principal of, and all accrued and unpaid interest, fees, and expenses in respect of, all First Out Term Obligations and Revolving Obligations outstanding at the time of purchase,

(B) be made pursuant to an Assignment and Acceptance, whereby the Purchasing Creditors will assume all funding commitments and Obligations of the First Out Term Secured Parties and Revolving Secured Parties under the First Out Loan Documents, and

(C) otherwise be subject to the terms and conditions of this Article 11.

After the receipt of a Purchase Notice but prior to the Purchase Date, each First Out Term Secured Party and Revolving Secured Party will retain all rights under the First Out Loan Documents, including but not limited to all rights to exercise Default Remedies under Article 9 of this Agreement.  Following the Purchase Date, each First Out Term Secured Party and Revolving Secured Party will retain all rights to indemnification provided in the relevant First Out Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Out Term Obligations and the Revolving Obligations pursuant to this Article 11.

Section 11.02. Purchase Notice.  (a) Second Out Term Secured Parties desiring to purchase all of the Purchase Obligations (the “Purchasing Creditors”) will deliver a Purchase Notice (a “Purchase Notice”) to the First Out Term Agent and Revolving Agent no later than 10 Business Days following the Purchase Event that

(i) is signed by the Purchasing Creditors,

(ii) states that it is a Purchase Notice under this Article 11,

(iii) states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Article 11, the percentage of all of the Purchase Obligations  stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors,

(iv) represents and warrants that the Purchase Notice is in conformity with the Second Out Loan Documents and any other binding agreement among Second Out Term Secured Parties, and

(v) designates a purchase date (“Purchase Date”) on which the purchase will occur, that is (x) at least five (5) but not more than ten (10) Business Days after receipt of the Purchase Notice by the First Out Term Agent and Revolving Agent.

(b) A Purchase Notice will be ineffective if it is received by the First Out Term Agent or Revolving Agent after the occurrence giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist.

(c) Upon First Out Term Agent’s receipt of an effective Purchase Notice conforming to this section 5.2, the Purchasing Creditors will be irrevocably obligated to purchase, and the First Lien Creditors will be irrevocably obligated to sell, the First Lien Obligations in accordance with and subject to this section 5.

Section 11.03. Purchase Price.  The purchase price (“Purchase Price”) for the Purchase Obligations will equal the sum of

(a) the principal amount of all loans, advances, or similar extensions of credit included in the Purchase Obligations (including unreimbursed amounts drawn on Letters of Credit (as defined in the First Out Credit Agreement), but excluding the undrawn amount of outstanding Letters of Credit (as defined in the First Out Credit Agreement)), and all accrued and unpaid interest thereon through the Purchase Date,

(b) the net aggregate amount then owing to counterparties under Secured Agreements (as defined in the First Out Credit Agreement), including all amounts owing to the counterparties as a result of the termination (or early termination) thereof to the extent not in excess of the Designated Amount (as defined in the First Out Credit Agreement), and

(c) all accrued and unpaid fees, expenses, indemnities and other amounts owed to any First Out Term Secured Party or Revolving Secured Party under the First Out Loan Documents on the Purchase Date (other than any amounts owed under Secured Agreements in excess of the Designated Amount (as defined in the First Out Credit Agreement).

Section 11.04. Purchase Closing.  On the Purchase Date,

(a) the Purchasing Creditors, First Out Term Agent and Revolving Agent will execute and deliver the Assignment and Acceptance,

(b) the Purchasing Creditors will pay the Purchase Price to First Out Term Agent and Revolving Agent, as applicable, by wire transfer of immediately available funds,

(c) the Purchasing Creditors will deposit with First Out Term Agent or its designee by wire transfer of immediately available funds, 103% of the aggregate undrawn amount of all then outstanding Letters of Credit (as defined in the First Out Credit Agreement) and the aggregate facing and similar fees that will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity), and

(d) Second Out Term Agent will execute and deliver to First Out Term Agent and Revolving Agent a waiver of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article 11.

Section 11.05. Actions After Purchase Closing.  First Out Term Agent will apply cash collateral to reimburse Letter of Credit issuers for drawings under Letters of Credit, any customary fees charged by the issuer in connection with such draws, and facing or similar fees. After giving effect to each such payment, any remaining cash collateral that exceeds 103% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees that will accrue thereon through the stated maturity of such Letters of Credit (assuming no drawings thereon before stated maturity) will be returned to the Purchasing Creditors (as their interests appear). When all Letters of Credit have been cancelled with the consent of the beneficiary thereof, expired, or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Purchasing Creditors, as their interests appear.

Section 11.06. No Recourse or Warranties; Defaulting Creditors.  (a) Each First Out Term Secured Party and Revolving Secured Party will be entitled to rely on the statements, representations, and warranties in the Purchase Notice without investigation, even if such Each First Out Term Secured Party or Revolving Secured Party is notified that any such statement, representation, or warranty is not or may not be true.

(b) The purchase and sale of the Purchased Obligations under this Article 11 will be without recourse and without representation or warranty of any kind by any First Out Term Secured Party or Revolving Secured Party, except that each First Out Term Secured Party and Revolving Secured Party represents and warrants that on the Purchase Date, immediately before giving effect to the purchase,

(i) the principal of and accrued and unpaid interest on the Purchased Obligations, and the fees and expenses thereof, are as stated in the Assignment and Acceptance for such party,

(ii) Such First Out Term Secured Party or Revolving Secured Party owns its Purchased Obligations free and clear of any Liens (other than participation interests not prohibited by the First Out Credit Agreement, in which case the Purchase Price will be appropriately adjusted so that the Purchasing Creditors do not pay amounts represented by participation interests), and

(iii) Such First Out Term Secured Party or Revolving Secured Party has the full right and power to assign its Purchased Obligations and such assignment has been duly authorized by all necessary corporate action by such First Out Term Secured Party or Revolving Secured Party.

(c) The obligations of the First Out Term Secured Parties and Revolving Secured Parties to sell their respective Purchase Obligations under this Article 11 are several and not joint and several.  If a First Out Term Secured Party or Revolving Secured Party (a “Defaulting Creditor”) breaches its obligation to sell its Purchase Obligations under this Article 11, no other First Out Term Secured Party or Revolving Secured Party will be obligated to purchase the Defaulting Creditor’s Purchase Obligations for resale to the Purchasing Creditors. A First Out Term Secured Party or Revolving Secured Party that complies with this Article 11 will not be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor, provided that nothing in this subsection (c) will require the Purchasing Creditors to purchase less than all of the Purchase Obligations.

(d) Borrower and each Grantor irrevocably consent to any assignment effected to one or more Purchasing Creditors pursuant to this Article 11.

ARTICLE 12
Agency

Section 12.01. First Out Term Agents.  The First Out Term Agent has been appointed to act as collateral agent hereunder by the Term Secured Parties and the Revolving Agent has been appointed to act as collateral agent hereunder by the Revolving Lenders and, by their acceptance of the benefits hereof, the other Secured Revolving Parties.  Each First Out Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the First Out Credit Agreement and the Orders; provided, the First Out Agents shall, after payment in full of all Obligations under the First Out Credit Agreement and the other Loan Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the “Majority Holders”) of a majority of the aggregate “settlement amount” as defined in the Secured Hedge Agreements (or, with respect to any Secured Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Secured Hedge Agreement) under all Secured Hedge Agreements. For purposes of the foregoing sentence, settlement amount for any hedge that has not been terminated shall be the settlement amount as of the last Business Day of the month preceding any date of determination and shall be calculated by the appropriate swap counterparties and reported to the First Out Agents upon request; provided any Secured Hedge Agreement with a settlement amount that is a negative number shall be disregarded for purposes of determining the Majority Holders.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the applicable First Out Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the First Out Credit Agreement relating to the First Out Agents including, without limitation, the provisions relating to resignation or removal of any First Out Agent and the powers and duties and immunities of each First Out Agent are incorporated herein by this reference and shall survive any termination of the First Out Credit Agreement.

Section 12.02. Second Out Term Agent.  The Second Out Term Agent has been appointed to act as collateral agent hereunder by the Second Out Term Secured Parties and, by their acceptance of the benefits hereof, the other Second Out Term Secured Parties.  The Second Out Term Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Second Out Credit Agreement and the Orders; provided, the Second Out Term Agent shall, after payment in full of all Obligations under the Second Out Credit Agreement and the other Second Out Loan Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the “Second Out Majority Holders”) of a majority of the aggregate “settlement amount” as defined in the Secured Hedge Agreements (as defined in the Second Out Credit Agreement) (or, with respect to any Secured Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Secured Hedge Agreement) under all Secured Hedge Agreements. For purposes of the foregoing sentence, settlement amount for any hedge that has not been terminated shall be the settlement amount as of the last Business Day of the month preceding any date of determination and shall be calculated by the appropriate swap counterparties and reported to the Second Out Term Agent upon request; provided any Secured Hedge Agreement with a settlement amount that is a negative number shall be disregarded for purposes of determining the Second Out Majority Holders.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Second Out Secured Party that all rights and remedies hereunder may be exercised solely by the Second Out Term Agent for the benefit of the Second Out Secured Parties in accordance with the terms of this Section. The provisions of the Second Out Credit Agreement relating to the Second Out Term Agent including, without limitation, the provisions relating to resignation or removal of the Second Out Term Agent and the powers and duties and immunities of the Second Out Term Agent are incorporated herein by this reference and shall survive any termination of the Second Out Credit Agreement.

ARTICLE 13
Continuing Security Interest; Transfer Of Loans

This Agreement shall create continuing security interests in the Collateral and shall remain in full force and effect until the payment in full of all Obligations, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the applicable L/C Issuer, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of each Agent hereunder, to the benefit of such Agent and its successors, transferees and assigns or otherwise as set forth in any order of the Bankruptcy Court.  Without limiting the generality of the foregoing, but subject to the terms of the First Out Credit Agreement and the Second Out Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Obligations (other than contingent indemnification obligations not then due), the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the applicable L/C Issuer, the security interests granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Agents shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the First Out Credit Agreement and the Second Out Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Agents shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the First Out Agents, including mortgage releases and financing statement amendments to evidence such release.

ARTICLE 14
Standard Of Care; Agents May Perform

The powers conferred on each Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, each Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Each Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Agent accords its own property. None of the Agents nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the applicable First Out Agent may itself perform, or cause performance of, such agreement, and the expenses of such First Out Agent incurred in connection therewith shall be payable by each Grantor under Section 12.04 of the First Out Credit Agreement.

ARTICLE 15
Miscellaneous

Section 15.01. Amendment and Restatement; Preservation of Liens.  It is the intention of each of the parties hereto that the Existing Security Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve and continue the perfection and priority of all Liens securing Indebtedness and “Obligations” under and as defined in the Existing Credit Agreement and that all Indebtedness and Obligations of the Borrower and the Subsidiary Guarantors under the Second Out Credit Agreement shall be secured by the Liens evidenced under this Agreement and that this Agreement does not constitute a novation of the Existing Security Agreement or termination of the Liens or other obligations created under the Existing Security Agreement, but rather re-evidences such Liens and obligations as amended and restated hereby.

Section 15.02. Subordination Agreement.  The parties hereto acknowledge that this Agreement is a subordination agreement under Section 510 of the Bankruptcy Code.

Section 15.03. Reinstatement.  Each Agent agrees that if (a) any payment made by any Person and applied to the Obligations held by such Agent or any other Agent is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (b) the proceeds of Collateral applied to the Obligations held by such Agent or any other Agent are required to be returned to any Grantor or its estate, trustee or receiver under any requirement of law, then, provisions providing for applications of proceeds of Collateral, priorities of liens and rights to payment hereunder shall be and remain in full force and effect, as fully as if such payment had never been made.

Section 15.04. Notices; No Waiver; Rights Cumulative; Etc.  Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 12.02 of each of the First Out Credit Agreement and the Second Out Credit Agreement. No failure or delay on the part of the Agents in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 15.05. Successors and Assigns; Entire Agreement, Etc.  This Agreement shall be binding upon and inure to the benefit of the Agents and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Agents given in accordance with the First Out Credit Agreement and the Second Out Credit Agreement, assign any right, duty or obligation hereunder. This Agreement, the Orders and the other Loan Documents embody the entire agreement and understanding between Grantors and the Agents and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. In the event of any inconsistency or conflict between the provisions of this Agreement and the Interim Order (and, when applicable, the Final Order), the provisions of the Interim Order or Final Order, as applicable, shall govern. There are no unwritten oral agreements between the parties.

Section 15.06. Consensual Plan Treatment in Respect of the Second Out Term Credit Obligations.  On the maturity date of the Second Out Credit Agreement, all outstanding Second Out Term Obligations shall be repaid in cash (or, in the case of issued and outstanding Roll Up Letters of Credit, cash collateralized in an amount of at least 105% of the L/C Obligations (as defined in the Second Out Credit Agreement)); provided, that the Second Out Lenders may consent to a different treatment under a plan of reorganization under chapter 11 of the Bankruptcy Code, and such consent shall be deemed to have been given upon the affirmative vote of the Second Out Lenders under the standards set forth in Section 1126(c) of the Bankruptcy Code.

Section 15.07. Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 15.08. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

Section 15.09. JURISDICTION; VENUE; SERVICE; WAIVER OF JURY TRIAL.  THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “SUBMISSION TO JURISDICTION”, “WAIVER OF VENUE”, “SERVICE OF PROCESS” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, each Grantor and each Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PATRIOT COAL CORPORATION as Grantor
By:	/s/ Mark N. Schroeder
Name:	Mark N. Schroeder
Title:	Senior Vice President & Chief Financial Officer

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Grantors:

AFFINITY MINING COMPANY
APOGEE COAL COMPANY, LLC
APPALACHIA MINE SERVICES, LLC
BEAVER DAM COAL COMPANY, LLC
BIG EAGLE, LLC
BIG EAGLE RAIL, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
BROOK TROUT COAL, LLC
CATENARY COAL COMPANY, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC
CHARLES COAL COMPANY, LLC
CLEATON COAL COMPANY
COAL CLEAN LLC
COAL PROPERTIES, LLC
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 2
COLONY BAY COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
CORYDON RESOURCES LLC
COVENTRY MINING SERVICES, LLC
COYOTE COAL COMPANY LLC
CUB BRANCH COAL COMPANY LLC
DAKOTA LLC
DAY LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL MINING COMPANY, LLC
DODGE HILL OF KENTUCKY, LLC
EASTERN ASSOCIATED COAL, LLC
EASTERN COAL COMPANY, LLC
EASTERN ROYALTY, LLC
EMERALD PROCESSING, L.L.C.
GATEWAY EAGLE COAL COMPANY, LLC
GRAND EAGLE MINING, LLC
HERITAGE COAL COMPANY LLC
HIGHLAND MINING COMPANY, LLC
HILLSIDE MINING COMPANY
HOBET MINING, LLC
INDIAN HILL COMPANY LLC
INFINITY COAL SALES, LLC
INTERIOR HOLDINGS, LLC
IO COAL LLC

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

JARRELL’S BRANCH COAL COMPANY
JUPITER HOLDINGS LLC
KANAWHA EAGLE COAL, LLC
KANAWHA RIVER VENTURES I, LLC
KANAWHA RIVER VENTURES II, LLC
KANAWHA RIVER VENTURES III, LLC
KE VENTURES, LLC
LITTLE CREEK LLC
LOGAN FORK COAL COMPANY
MAGNUM COAL COMPANY LLC
MAGNUM COAL SALES LLC
MARTINKA COAL COMPANY, LLC
MIDLAND TRAIL ENERGY LLC
MIDWEST COAL RESOURCES II, LLC
MOUNTAIN VIEW COAL COMPANY, LLC
NEW TROUT COAL HOLDINGS II, LLC
NEWTOWN ENERGY, INC.
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY, LLC
PANTHER LLC
PATRIOT BEAVER DAM HOLDINGS, LLC
PATRIOT COAL COMPANY, L.P.
PATRIOT COAL SALES LLC
PATRIOT COAL SERVICES LLC
PATRIOT LEASING COMPANY LLC
PATRIOT MIDWEST HOLDINGS, LLC
PATRIOT RESERVE HOLDINGS, LLC
PATRIOT TRADING LLC
PATRIOT VENTURES LLC
PCX ENTERPRISES, INC.
PINE RIDGE COAL COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND FORK PROCESSING LLC
REMINGTON HOLDINGS LLC
REMINGTON II LLC
REMINGTON LLC
RIVERS EDGE MINING, INC.
ROBIN LAND COMPANY, LLC
SENTRY MINING, LLC
SNOWBERRY LAND COMPANY
SPEED MINING LLC
STERLING SMOKELESS COAL COMPANY, LLC
TC SALES COMPANY, LLC
THE PRESIDENTS ENERGY COMPANY LLC
THUNDERHILL COAL LLC
TROUT COAL HOLDINGS, LLC

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

UNION COUNTY COAL CO., LLC
VIPER LLC
WEATHERBY PROCESSING LLC
WILDCAT ENERGY LLC
WILDCAT, LLC
WILL SCARLET PROPERTIES LLC
WINCHESTER LLC
WINIFRED DOCK LIMITED LIABILITY COMPANY
YANKEETOWN DOCK, LLC

    as Grantors

Executing this Agreement as an authorized officer of each of the 98 foregoing persons on behalf of and so as to bind the persons named above under the caption “Grantors”
By:	/s/ Robert L. Mead
Name: Robert L. Mead
Title: Vice President and Treasurer

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Citibank, N.A., as First Out Term Agent
By:	/s/ Shane V. Azzara
	Name:	Shane V. Azzara
	Title:	Director & Vice President

Citibank, N.A., as Revolving Agent
By:	/s/ Shane V. Azzara
	Name:	Shane V. Azzara
	Title:	Director & Vice President

BANK OF AMERICA, N.A. as Second Out Term Agent
By:	/s/ Tyler D. Levings
	Name:	Tyler D. Levings
	Title:	Director

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]